EXHIBIT 10.3

AGREEMENT

This Agreement (the “Agreement”), dated as of February 1, 2016, by and between LIGHTWAVE LOGIC, INC. , a Nevada corporation, (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

A.

The Company and the Investor are parties to a Purchase Agreement dated as of June 6, 2013 (the “Purchase Agreement”), pursuant to which, among other things, the Company has the right to sell to the Investor, at its sole discretion, up to $20,000,000 of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon the terms and subject to the conditions of the Purchase Agreement;

B.

The Company and the Investor are parties to a Registration Rights Agreement dated as of June 6, 2013 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the Purchase Shares and Additional Commitment Shares of  issued and issuable pursuant to the Purchase Agreement; and

C.

The Company and the Investor desire to terminate the Purchase Agreement and the Registration Rights Agreement and all of their respective obligations thereunder by mutual agreement in accordance with the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.

The Company and Investor hereby mutually agree to terminate the Purchase Agreement and the Registration Rights Agreement, and all of the Company’s and the Investor’s respective future covenants, agreements, obligations and commitments thereunder, effective as of the date hereof and any and all rights, duties and obligations arising thereunder or in connection with the Purchase Agreement, and the Transaction Documents (other than this Agreement) are now and hereafter fully and finally terminated, provided, however, that (i) the representations and warranties of the Investor and Company contained in Sections 3 and 4 of the Purchase Agreement, (ii) the indemnification provisions set forth in Section 9 of the Purchase Agreement, and (iii) the agreements and covenants set forth in Section 12 of the Purchase Agreement shall survive such termination in accordance with the Purchase Agreement.  This Agreement, the rights of the parties under and in connection herewith, and all actions arising in whole or part under or in connection herewith will be governed by and construed in accordance with the laws of the State of Illinois. The parties hereby irrevocably and unconditionally submit to the jurisdiction of any federal or state court located sitting in the City of Chicago, County of Cook and State of Illinois over any dispute for purposes of any action, suit or proceeding arising out of or relating to this Agreement. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such court or to the convenience of the forum. No modification or waiver of any provision hereof shall be enforceable unless approved by the Investor in writing. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

2.

Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Lightwave Logic, Inc.

1831 Lefthand Circle

Suite C

Longmont, CO. 80501

Telephone:

720-340-4949

Facsimile:

303-681-3378

Attention:

James S Marcelli / Thomas E Zelibor

With a copy to:

K&L Gates LLP

200 South Biscayne Boulevard, Suite 3900

Miami, Florida 33131-2399

Telephone: 305-539-3306

Facsimile: 305-358-7095

Attention: Clayton E. Parker, Esq.

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone:

312-822-9300

Facsimile:

312-822-9301

Attention:

Josh Scheinfeld/Jonathan Cope

If to the Transfer Agent:

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

Tel: 775-322-0626

Fax: 775-322-5623

E-mail:

tiffany@natco.org

Attention:

Tiffany Baxter

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) of this Section 2, respectively.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

LIGHTWAVE LOGIC, INC.

By:	/s/ Thomas E. Zelibor
Name:	Thomas E. Zelibor
Title:	Chairman and Chief Executive Officer

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President and Chief Operating Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President